CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	October 30, 2017
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS 2017 THIRD QUARTER RESULTS

Highlights

▪	Quarterly net income available to common stockholders of $21.6 million in comparison with $20.2 million for the third quarter of the prior year
▪	Diluted earnings per common share of $0.72 in comparison with $0.81 for the third quarter of the prior year
▪	Net interest margin of 4.08%, fully tax-equivalent (non-GAAP)(1) of 4.26%
▪	Organic loan growth of $62.9 million and organic non-time deposit growth of $89.3 million during the third quarter of 2017
▪	Return on average common equity of 8.99% and return on average tangible common equity (non-GAAP)(2) of 12.41%
▪	Tangible common equity ratio (non-GAAP)(3) of 7.46%
▪	Purchased Citywide Banks of Colorado, Inc., on July 7, 2017 and completed related systems conversions on October 13, 2017

	Quarter Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (in millions)	$21.6	$20.2	$61.6	$61.2
Net income available to common stockholders (in millions)	21.6	20.2	61.6	61.0
Diluted earnings per common share	0.72	0.81	2.21	2.48

Return on average assets	0.89%	0.98%	0.94%	1.00%
Return on average common equity	8.99	11.64	9.88	12.28
Return on average tangible common equity (non-GAAP)(2)	12.41	14.93	12.90	15.87
Net interest margin	4.08	3.97	4.00	3.98
Net interest margin, fully tax-equivalent (non-GAAP)(1)	4.26	4.14	4.19	4.15

"Heartland reported a very good quarter with net income available to common stockholders of $21.6 million, a seven percent increase over the same quarter last year. We had several accomplishments during the quarter including completion of our largest acquisition to date. We achieved net organic growth in loans and deposits while making improvements in net interest margin.”

Lynn B. Fuller, chairman and chief executive officer, Heartland Financial USA, Inc.

(1) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table included in this earnings release.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table included in this earnings release.
(3) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table included in this earnings release.

Dubuque, Iowa, Monday, October 30, 2017-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $21.6 million, or $0.72 per diluted common share, for the quarter ended September 30, 2017, compared to $20.2 million, or $0.81 per diluted common share, for the third quarter of 2016. Return on average common equity was 8.99% and return on average assets was 0.89% for the third quarter of 2017, compared to 11.64% and 0.98%, respectively, for the same quarter in 2016.

Net income available to common stockholders for the nine months ended September 30, 2017, was $61.6 million or $2.21 per diluted common share, compared to $61.0 million or $2.48 per diluted common share for the nine months ended September 30, 2016. Return on average common equity was 9.88%, and return on average assets was 0.94% for the first nine months of 2017, compared to 12.28% and 1.00%, respectively, for the same period in 2016.

Commenting on Heartland’s third quarter results, Lynn B. Fuller, Heartland’s chairman and chief executive officer said, "Heartland reported a very good quarter with net income available to common stockholders of $21.6 million, a seven percent increase over the same quarter last year. We had several accomplishments during the quarter including completion of our largest acquisition to date. We achieved net organic growth in loans and deposits while making improvements in net interest margin.”

On February 28, 2017, Heartland completed the acquisition of Founders Bancorp, parent company of Founders Community Bank, based in San Luis Obispo, California. Based on Heartland's closing common stock price of $49.55 per share as of February 28, 2017, the aggregate consideration was $31.0 million, with 30% of the consideration paid in cash and 70% by delivery of Heartland common stock. Simultaneous with the closing of the transaction, Founders Community Bank merged into Heartland's Premier Valley Bank subsidiary. As of the close date, Founders Community Bank had, at fair value, total assets of $213.3 million, total loans of $96.4 million and total deposits of $181.5 million. The systems conversion for this transaction occurred two weeks after the closing.

On July 7, 2017, Heartland completed the acquisition of Citywide Banks of Colorado, Inc., parent company of Citywide Banks, headquartered in Aurora, Colorado. Simultaneous with the close, Citywide Banks merged into Heartland's Centennial Bank and Trust subsidiary. The aggregate consideration was approximately $211.2 million, of which $58.6 million was cash, and the remainder was settled by delivery of 3,216,161 shares of Heartland common stock. The combined entity operates as Citywide Banks. As of the close date, Citywide Banks of Colorado, Inc., had, at fair value, total assets of $1.49 billion, including $985.4 million in net loans outstanding, and $1.21 billion of deposits. The systems conversion for this transaction occurred on October 13, 2017.

During the third quarter, Heartland sold substantially all of its Government National Mortgage Association ("GNMA") loan servicing portfolio, which contained loans with an unpaid principal balance of approximately $773.9 million. The sale reduced the book value of Heartland's servicing rights by approximately $6.9 million. The transaction did not have a significant impact on Heartland's results of operations.

Fully Tax-Equivalent Net Interest Margin Increases

Net interest margin, expressed as a percentage of average earning assets, was 4.08% (4.26% on a fully tax-equivalent basis) during the third quarter of 2017, compared to 3.94% (4.14% on a fully tax-equivalent basis) during the second quarter of 2017 and 3.97% (4.14% on a fully tax-equivalent basis) during the third quarter of 2016.

Fuller said, “We were very pleased to see a solid increase in net interest margin on a fully tax-equivalent basis, which increased by 12 basis points to 4.26 percent from the previous quarter and stands at 4.19 percent year-to-date. The strong margin reflects improved yields on earning assets."

Interest income for the third quarter of 2017 was $99.0 million compared to $81.7 million recorded in the third quarter of 2016. The taxable equivalent adjustment for income taxes saved on the interest earned on nontaxable securities and loans was $3.9 million for the third quarter of 2017 and $3.2 million for the third quarter of 2016. With these adjustments, interest income on a tax-equivalent basis was $102.9 million for the third quarter of 2017, an increase of $18.0 million or 21%, compared to $84.9 million for the third quarter of 2016. The increase in interest income on a fully tax-equivalent basis in the third quarter of 2017, as compared to the third quarter of 2016, was primarily due to the acquisitions completed in 2017. Average earning assets acquired in the Founders Bancorp transaction totaled $147.6 million, and the Citywide Banks of Colorado, Inc. transaction added $1.20 billion of average earning assets. Exclusive of these transactions, average earning assets increased $140.2 million or 2% from the third quarter of 2016. The average rate on earning assets increased 10 basis points to 4.68% for the third quarter of 2017 compared to 4.58% for the same quarter in 2016.

Interest expense for the third quarter of 2017 was $9.1 million, an increase of $1.1 million or 14% from $8.0 million in the third quarter of 2016. Average interest bearing deposits increased $520.3 million or 11% to $5.19 billion for the quarter ended September 30, 2017, from $4.67 billion in the same quarter in 2016. Average interest bearing deposits acquired with the Founders Bancorp transaction and the Citywide Banks of Colorado, Inc., transaction totaled $713.3 million. Exclusive of these transactions, average interest bearing deposits decreased $193.0 million or 3%. The average interest rate paid on Heartland's interest bearing deposits increased 5 basis points to 0.39% for the third quarter of 2017 compared to 0.34% for the same quarter in 2016. Average borrowings acquired in the Citywide Banks of Colorado, Inc., transaction totaled $51.8 million, and exclusive of this transaction, average borrowings declined $98.6 million or 18% during the third quarter of 2017 compared to the same quarter in 2016. The average interest rate paid on Heartland's borrowings was 3.16% for the third quarter of 2017 compared to 2.86% in the third quarter of 2016.

Net interest income was $89.8 million during the third quarter of 2017 compared to $73.7 million during the third quarter of 2016, an increase of $16.2 million or 22%. After the tax-equivalent adjustment discussed above, net interest income on a tax-equivalent basis totaled $93.8 million during the third quarter of 2017 compared to $76.9 million during the third quarter of 2016, an increase of $16.9 million or 22%.

Noninterest Income Decreases and Noninterest Expenses Increase From Third Quarter 2016

Noninterest income totaled $25.0 million during the third quarter of 2017 compared to $28.5 million during the third quarter of 2016, a decrease of $3.6 million or 12%. Service charges and fees totaled $10.1 million during the third quarter of 2017 compared to $8.3 million during the third quarter of 2016, an increase of $1.9 million or 22%. This increase was primarily attributable to a larger demand deposit customer base, a portion of which was the result of the Founders Bancorp acquisition completed in the first quarter of 2017, and the recent Citywide Banks of Colorado, Inc., transaction and increased interchange revenue from commercial card activity. Net gains on sale of loans held for sale totaled $5.0 million during the third quarter of 2017 compared to $11.5 million during the third quarter of 2016, a decrease of $6.5 million or 56%, due to lower mortgage loan activity.

For the third quarter of 2017, noninterest expenses totaled $78.8 million compared to $68.4 million during the third quarter of 2016, an increase of $10.3 million or 15%. Salaries and employee benefits increased $4.5 million or 11% to $45.2 million for the third quarter of 2017 compared to $40.7 million for the same quarter in 2016. At September 30, 2017, Heartland had 2,024 full time equivalent employees compared to 1,846 full time equivalent employees at September 30, 2016. Professional fees increased $2.5 million or 41% to $8.5 million for the third quarter of 2017 from $6.0 million in the third quarter of 2016. The noninterest expenses in the third quarter of 2017 included $2.8 million of expenses for staff retention, deconversion, professional fees and write-downs of fixed assets related to the acquisition of Citywide Banks of Colorado, Inc.,

"We are also gratified to note significant progress toward lowering Heartland’s efficiency ratio, which has improved over the past two quarters and was 64.5 percent for the third quarter," Fuller stated.

Heartland's effective tax rate was 28.74% for the third quarter of 2017 compared to 29.02% for the third quarter of 2016. Federal low-income housing tax credits included in the determination of Heartland's income taxes totaled $307,000 during the third quarter of 2017 compared to $304,000 for the third quarter of 2016. Heartland's effective tax rate was also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 24.01% during the third quarter of 2017 compared to 21.01% during the third quarter of 2016.

Loans and Deposits Increase Since December 31, 2016

Total assets were $9.76 billion at September 30, 2017, an increase of $1.51 billion or 18% from $8.25 billion at year-end 2016. Excluding $213.9 million of assets acquired at fair value in the Founders Bancorp transaction and $1.49 billion of assets acquired at fair value in the Citywide Banks of Colorado, Inc., transaction, total assets decreased $199.1 million or 2% since December 31, 2016. Securities represented 24% and 26% of total assets at September 30, 2017, and December 31, 2016, respectively.

Total loans held to maturity were $6.37 billion at September 30, 2017, compared to $5.35 billion at year-end 2016, an increase of $1.02 billion or 19%. This change includes $96.4 million of total loans held to maturity acquired at fair value in the Founders Bancorp transaction and $985.4 million of total loans held to maturity acquired at fair value in the CItywide Banks of Colorado, Inc., transaction. Exclusive of these transactions, total loans held to maturity decreased

$60.2 million or 1% since December 31, 2016. Excluding loans acquired in the Citywide Banks of Colorado, Inc., transaction, total loans held to maturity increased $62.9 million during the third quarter of 2017

Total deposits were $8.23 billion as of September 30, 2017, compared to $6.85 billion at year-end 2016, an increase of $1.38 billion or 20%. This increase included $181.5 million of deposits, at fair value, acquired in the Founders Bancorp transaction and $1.21 billion of deposits, at fair value, acquired in the Citywide Banks of Colorado, Inc., transaction. Exclusive of these transactions, total deposits decreased $7.1 million or less than 1% since December 31, 2016. Demand deposits increased $807.9 million or 37% to $3.01 billion at September 30, 2017 compared to $2.20 billion at December 31, 2016. Excluding $626.7 million of demand deposits attributable to the Founders Bancorp and Citywide Banks of Colorado, Inc., transactions, demand deposits increased $181.2 million or 8% since year-end 2016. Savings deposits increased $439.3 million or 12% to $4.23 billion at September 30, 2017 from $3.79 billion at December 31, 2016. Excluding savings deposits of $619.0 million acquired in the Founders Bancorp and Citywide Banks of Colorado, Inc., transactions, savings deposits decreased $179.7 million or 5% since year-end 2016. Excluding $1.21 billion of deposits acquired in the Citywide Banks of Colorado, Inc., transaction, total deposits increased $91.6 million during the third quarter.

Fuller said, "We are very pleased with organic deposit growth of 5.2 percent annualized for the third quarter and continued improvement in deposit mix. The result of our continued emphasis on non-time deposits is an enviable mix of nearly 37 percent demand deposits and 51 percent savings and money market deposits."

Nonperforming Assets Increase Since December 31, 2016

Nonperforming assets were $79.8 million or 0.82% of total assets at September 30, 2017, compared to $74.8 million or 0.91% of total assets at December 31, 2016. Nonperforming loans were $65.8 million or 1.03% of total loans at September 30, 2017, compared to $64.4 million or 1.20% of total loans at December 31, 2016.

The allowance for loan losses at September 30, 2017, was 0.86% of loans and 83.41% of nonperforming loans, compared to 1.02% of loans and 84.37% of nonperforming loans at December 31, 2016. At September 30, 2017, there were $1.70 billion of acquired loans, which are net of $42.8 million of valuation reserves that are not subject to the allowance. At December 31, 2016, there were $930.7 million of acquired loans, net of $25.3 million of valuation reserves that are not subject to the allowance. Excluding those loans covered by the valuation reserves, the ratio of the allowance for loan losses to outstanding loans was 1.17% at September 30, 2017, and 1.22% at December 31, 2016.

The provision for loan losses was $5.7 million for the third quarter of 2017 compared to $5.3 million for the third quarter of 2016. Provision for loan losses recorded for the third quarter of 2017 included a $2.2 million allowance for impairment recorded on an agribusiness relationship at Dubuque Bank and Trust associated with updated collateral values. Total charge-offs for the third quarter of 2017 were $5.8 million compared to $3.3 million for the third quarter of 2016, and the increase is primarily attributable to $3.0 million of charge-offs related to two commercial and industrial loan relationships at Dubuque Bank and Trust and Arizona Bank & Trust.

Summarizing the quarter and year-to-date, Fuller concluded, “In short, Heartland is demonstrating consistent improvement in its financial performance, while capitalizing on opportunities for profitable growth.”

Conference Call Details
Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. A replay will be available until October 29, 2018, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a diversified financial services company with assets of $9.8 billion. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 117 banking locations serving 88 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, contained, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies concerning the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW
-###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Interest Income
Interest and fees on loans	$82,906	$70,046	$217,898	$208,280
Interest on securities:
Taxable	10,394	7,917	27,246	24,604
Nontaxable	5,086	3,717	15,297	10,793
Interest on federal funds sold	34	1	37	12
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	558	6	1,112	13
Total Interest Income	98,978	81,687	261,590	243,702
Interest Expense
Interest on deposits	5,073	4,001	12,966	12,195
Interest on short-term borrowings	271	235	498	1,083
Interest on other borrowings	3,790	3,770	10,674	10,918
Total Interest Expense	9,134	8,006	24,138	24,196
Net Interest Income	89,844	73,681	237,452	219,506
Provision for loan losses	5,705	5,328	10,235	9,513
Net Interest Income After Provision for Loan Losses	84,139	68,353	227,217	209,993
Noninterest Income
Service charges and fees	10,138	8,278	29,291	23,462
Loan servicing income	1,161	873	4,236	3,433
Trust fees	3,872	3,689	11,482	11,127
Brokerage and insurance commissions	950	1,006	2,962	2,914
Securities gains, net	1,679	1,584	5,553	9,732
Net gains on sale of loans held for sale	4,997	11,459	17,961	33,794
Valuation adjustment on commercial servicing rights	5	5	29	(41)
Income on bank owned life insurance	766	620	2,039	1,733
Other noninterest income	1,409	1,028	2,941	2,992
Total Noninterest Income	24,977	28,542	76,494	89,146
Noninterest Expense
Salaries and employee benefits	45,225	40,733	128,118	124,432
Occupancy	6,223	5,099	16,352	15,322
Furniture and equipment	2,826	2,746	7,913	7,301
Professional fees	8,450	5,985	24,342	20,481
FDIC insurance assessments	894	1,180	2,610	3,468
Advertising	1,358	1,339	5,141	4,174
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,291	4,252	4,483
Other real estate and loan collection expenses	581	640	1,774	1,871
(Gain)/loss on sales/valuations of assets, net	1,342	794	1,642	1,064
Other noninterest expenses	9,997	8,620	27,653	27,160
Total Noninterest Expense	78,759	68,427	219,797	209,756
Income Before Income Taxes	30,357	28,468	83,914	89,383
Income taxes	8,725	8,260	22,314	28,196
Net Income	21,632	20,208	61,600	61,187
Preferred dividends	(13)	(53)	(45)	(273)
Interest expense on convertible preferred debt	3	17	12	48
Net Income Available to Common Stockholders	$21,622	$20,172	$61,567	$60,962
Earnings per common share-diluted	$0.72	$0.81	$2.21	$2.48
Weighted average shares outstanding-diluted	29,910,437	24,922,946	27,833,924	24,580,897

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Interest Income
Interest and fees on loans	$82,906	$68,094	$66,898	$69,848	$70,046
Interest on securities:
Taxable	10,394	8,599	8,253	8,480	7,831
Nontaxable	5,086	5,020	5,191	4,292	3,717
Interest on federal funds sold	34	3	—	—	1
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	558	345	209	157	92
Total Interest Income	98,978	82,061	80,551	82,777	81,687
Interest Expense
Interest on deposits	5,073	4,163	3,730	3,744	4,001
Interest on short-term borrowings	271	90	137	119	235
Interest on other borrowings	3,790	3,228	3,656	3,754	3,770
Total Interest Expense	9,134	7,481	7,523	7,617	8,006
Net Interest Income	89,844	74,580	73,028	75,160	73,681
Provision for loan losses	5,705	889	3,641	2,181	5,328
Net Interest Income After Provision for Loan Losses	84,139	73,691	69,387	72,979	68,353
Noninterest Income
Service charges and fees	10,138	9,696	9,457	8,128	8,278
Loan servicing income	1,161	1,351	1,724	1,068	873
Trust fees	3,872	3,979	3,631	3,718	3,689
Brokerage and insurance commissions	950	976	1,036	955	1,006
Securities gains, net	1,679	1,392	2,482	1,608	1,584
Net gains on sale of loans held for sale	4,997	6,817	6,147	5,840	11,459
Valuation adjustment on commercial servicing rights	5	19	5	8	5
Income on bank owned life insurance	766	656	617	542	620
Other noninterest income	1,409	738	794	2,588	1,028
Total Noninterest Income	24,977	25,624	25,893	24,455	28,542
Noninterest Expense
Salaries and employee benefits	45,225	41,126	41,767	39,115	40,733
Occupancy	6,223	5,056	5,073	5,076	5,099
Furniture and equipment	2,826	2,586	2,501	2,944	2,746
Professional fees	8,450	7,583	8,309	7,195	5,985
FDIC insurance assessments	894	909	807	717	1,180
Advertising	1,358	1,359	2,424	2,274	1,339
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,218	1,171	1,147	1,291
Other real estate and loan collection expenses	581	365	828	572	640
(Gain)/loss on sales/valuations of assets, net	1,342	(112)	412	414	794
Other noninterest expenses	9,997	9,208	8,448	10,458	8,620
Total Noninterest Expense	78,759	69,298	71,740	69,912	68,427
Income Before Income Taxes	30,357	30,017	23,540	27,522	28,468
Income taxes	8,725	8,059	5,530	8,360	8,260
Net Income	21,632	21,958	18,010	19,162	20,208
Preferred dividends	(13)	(13)	(19)	(19)	(53)
Interest expense on convertible preferred debt	3	4	5	3	17
Net Income Available to Common Stockholders	$21,622	$21,949	$17,996	$19,146	$20,172
Earnings per common share-diluted	$0.72	$0.81	$0.68	$0.74	$0.81
Weighted average shares outstanding-diluted	29,910,437	26,972,580	26,627,830	25,800,472	24,922,946

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Assets
Cash and due from banks	$180,751	$141,100	$129,386	$151,290	$196,234
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	70,985	40,676	43,765	7,434	5,855
Cash and cash equivalents	251,736	181,776	173,151	158,724	202,089
Time deposits in other financial institutions	19,793	30,241	41,539	2,105	2,105
Securities:
Available for sale, at fair value	2,093,385	1,789,441	1,893,528	1,845,864	1,655,696
Held to maturity, at cost	256,355	259,586	260,616	263,662	265,302
Other investments, at cost	23,176	21,094	21,557	21,560	22,082
Loans held for sale	35,795	48,848	49,009	61,261	78,317
Loans:
Held to maturity	6,373,415	5,325,082	5,361,604	5,351,719	5,438,715
Allowance for loan losses	(54,885)	(54,051)	(54,999)	(54,324)	(54,653)
Loans, net	6,318,530	5,271,031	5,306,605	5,297,395	5,384,062
Premises, furniture and equipment, net	178,961	163,003	165,425	164,028	165,841
Goodwill	236,615	141,461	141,461	127,699	127,699
Core deposit intangibles and customer relationship intangibles, net	37,028	22,850	24,068	22,775	23,922
Servicing rights, net	26,599	34,736	35,441	35,778	35,906
Cash surrender value on life insurance	142,073	120,281	117,613	112,615	112,060
Other real estate, net	13,226	9,269	11,188	9,744	10,740
Other assets	122,355	111,104	120,644	123,869	116,394
Total Assets	$9,755,627	$8,204,721	$8,361,845	$8,247,079	$8,202,215
Liabilities and Equity
Liabilities
Deposits:
Demand	$3,009,940	$2,355,410	$2,319,256	$2,202,036	$2,238,736
Savings	4,227,340	3,704,579	3,940,146	3,788,089	3,753,300
Time	994,604	870,180	830,459	857,286	920,657
Total deposits	8,231,884	6,930,169	7,089,861	6,847,411	6,912,693
Short-term borrowings	171,871	139,130	155,025	306,459	214,105
Other borrowings	301,473	281,096	282,051	288,534	294,493
Accrued expenses and other liabilities	68,715	48,356	53,596	63,759	76,536
Total Liabilities	8,773,943	7,398,751	7,580,533	7,506,163	7,497,827
Stockholders' Equity
Preferred equity	938	938	938	1,357	1,357
Common stock	29,946	26,701	26,674	26,120	24,683
Capital surplus	503,262	352,500	351,423	328,376	279,316
Retained earnings	468,556	450,228	431,219	416,109	402,179
Accumulated other comprehensive loss	(21,018)	(24,397)	(28,942)	(31,046)	(3,079)
Treasury stock at cost	—	—	—	—	(68)
Total Equity	981,684	805,970	781,312	740,916	704,388
Total Liabilities and Equity	$9,755,627	$8,204,721	$8,361,845	$8,247,079	$8,202,215

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016
Average Balances
Assets	$9,639,844	$8,172,683	$8,740,703	$8,136,492
Loans, net of unearned	6,286,264	5,538,088	5,679,620	5,493,187
Deposits	8,100,028	6,839,334	7,353,399	6,775,103
Earning assets	8,726,228	7,382,860	7,942,810	7,368,856
Interest bearing liabilities	5,697,713	5,224,172	5,346,826	5,286,708
Common stockholders' equity	954,511	689,637	833,150	663,050
Total stockholders' equity	955,449	692,404	834,203	687,312
Tangible common stockholders' equity(1)	691,464	537,375	638,149	513,031

Key Performance Ratios
Annualized return on average assets	0.89%	0.98%	0.94%	1.00%
Annualized return on average common equity (GAAP)	8.99%	11.64%	9.88%	12.28%
Annualized return on average tangible common equity (non-GAAP)(2)	12.41%	14.93%	12.90%	15.87%
Annualized ratio of net charge-offs to average loans	0.31%	0.17%	0.23%	0.09%
Annualized net interest margin (GAAP)	4.08%	3.97%	4.00%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.26%	4.14%	4.19%	4.15%
Efficiency ratio, fully tax-equivalent(4)	64.54%	63.88%	66.58%	66.23%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$21,622	$20,172	$61,567	$60,962

Average common stockholders' equity (GAAP)	$954,511	$689,637	$833,150	$663,050
Less average goodwill	226,097	127,699	167,009	125,061
Less average core deposit intangibles and customer relationship intangibles, net	36,950	24,563	27,992	24,958
Average tangible common equity (non-GAAP)	$691,464	$537,375	$638,149	$513,031
Annualized return on average common equity (GAAP)	8.99%	11.64%	9.88%	12.28%
Annualized return on average tangible common equity (non-GAAP)	12.41%	14.93%	12.90%	15.87%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$89,844	$73,681	$237,452	$219,506
Plus tax-equivalent adjustment(7)	3,925	3,221	11,581	9,408
Net interest income, tax-equivalent (non-GAAP)	$93,769	$76,902	$249,033	$228,914

Average earning assets	$8,726,228	$7,382,860	$7,942,810	$7,368,856

Annualized net interest margin (GAAP)	4.08%	3.97%	4.00%	3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.26%	4.14%	4.19%	4.15%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average tangible common equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer deposit intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Average Balances
Assets	$9,639,844	$8,333,301	$8,233,510	$8,280,042	$8,172,683
Loans, net of unearned	6,286,264	5,376,826	5,365,654	5,473,001	5,538,088
Deposits	8,100,028	7,050,126	6,896,821	6,928,978	6,839,334
Earning assets	8,726,228	7,586,256	7,502,496	7,551,997	7,382,860
Interest bearing liabilities	5,697,713	5,146,243	5,190,955	5,206,393	5,224,172
Common stockholders' equity	954,511	791,039	751,671	726,455	689,637
Total stockholders' equity	955,449	791,977	752,958	727,812	692,404
Tangible common stockholders' equity(1)	691,464	625,929	596,006	575,412	537,375

Key Performance Ratios
Annualized return on average assets	0.89%	1.06%	0.89%	0.92%	0.98%
Annualized return on average common equity (GAAP)	8.99%	11.13%	9.71%	10.48%	11.64%
Annualized return on average tangible common equity (non-GAAP)(2)	12.41%	14.07%	12.25%	13.24%	14.93%
Annualized ratio of net charge-offs to average loans	0.31%	0.14%	0.22%	0.18%	0.17%
Annualized net interest margin (GAAP)	4.08%	3.94%	3.95%	3.96%	3.97%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(3)	4.26%	4.14%	4.16%	4.14%	4.14%
Efficiency ratio, fully tax-equivalent(4)	64.54%	65.61%	69.95%	66.29%	63.88%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)(5)
Net income available to common shareholders (GAAP)	$21,622	$21,949	$17,996	$19,146	$20,172

Average common stockholders' equity (GAAP)	$954,511	$791,039	$751,671	$726,455	$689,637
Less average goodwill	226,097	141,461	132,440	127,699	127,699
Less average core deposit intangibles and customer relationship intangibles, net	36,950	23,649	23,225	23,344	24,563
Average tangible common equity (non-GAAP)	$691,464	$625,929	$596,006	$575,412	$537,375
Annualized return on average common equity (GAAP)	8.99%	11.13%	9.71%	10.48%	11.64%
Annualized return on average tangible common equity (non-GAAP)	12.41%	14.07%	12.25%	13.24%	14.93%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)(6)
Net Interest Income (GAAP)	$89,844	$74,580	$73,028	$75,160	$73,681
Plus tax-equivalent adjustment(7)	3,925	3,796	3,860	3,511	3,221
Net interest income, fully tax-equivalent (non-GAAP)	$93,769	$78,376	$76,888	$78,671	$76,902

Average earning assets	$8,726,228	$7,586,256	$7,502,496	$7,551,997	$7,382,860

Annualized net interest margin (GAAP)	4.08%	3.94%	3.95%	3.96%	3.97%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	4.26%	4.14%	4.16%	4.14%	4.14%

(1) Calculated as common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net.
(2) Refer to the "Reconciliation of Return on Average Tangible Common Equity (non-GAAP)" table.
(3) Refer to the "Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)" table.
(4) Refer to the "Reconciliation of Non-GAAP Measure-Efficiency Ratio" table that follows for details of this non-GAAP measure.
(5) Return on average common tangible equity is net income available to common stockholders divided by average common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net. This financial measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(6) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(7) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	2017	2016	2017	2016
Net interest income	$89,844	$73,681	$237,452	$219,506
Tax-equivalent adjustment(2)	3,925	3,221	11,581	9,408
Fully tax-equivalent net interest income	93,769	76,902	249,033	228,914
Noninterest income	24,977	28,542	76,494	89,146
Securities gains, net	(1,679)	(1,584)	(5,553)	(9,732)
Adjusted income	$117,067	$103,860	$319,974	$308,328

Total noninterest expenses	$78,759	$68,427	$219,797	$209,756
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,291	4,252	4,483
Partnership investment in tax credit projects	—	—	876	—
(Gain)/loss on sales/valuations of assets, net	1,342	794	1,642	1,064
Adjusted noninterest expenses	$75,554	$66,342	$213,027	$204,209

Efficiency ratio, fully tax-equivalent (non-GAAP)	64.54%	63.88%	66.58%	66.23%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
Reconciliation of Non-GAAP Measure-Efficiency Ratio(1)	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Net interest income	$89,844	$74,580	$73,028	$75,160	$73,681
Tax-equivalent adjustment(2)	3,925	3,796	3,860	3,511	3,221
Fully tax-equivalent net interest income	93,769	78,376	76,888	78,671	76,902
Noninterest income	24,977	25,624	25,893	24,455	28,542
Securities gains, net	(1,679)	(1,392)	(2,482)	(1,608)	(1,584)
Adjusted income	$117,067	$102,608	$100,299	$101,518	$103,860

Total noninterest expenses	$78,759	$69,298	$71,740	$69,912	$68,427
Less:
Core deposit intangibles and customer relationship intangibles amortization	1,863	1,218	1,171	1,147	1,291
Partnership investment in tax credit projects	—	876	—	1,051	—
(Gain)/loss on sales/valuation of assets, net	1,342	(112)	412	414	794
Adjusted noninterest expenses	$75,554	$67,316	$70,157	$67,300	$66,342

Efficiency ratio, fully tax-equivalent (non-GAAP)	64.54%	65.61%	69.95%	66.29%	63.88%

(1) Efficiency ratio, fully tax-equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis, which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items, as noted in the table. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(2) Computed on a tax-equivalent basis using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Common Share Data
Book value per common share	$32.75	$30.15	$29.26	$28.31	$28.48
Tangible book value per common share (non-GAAP)(1)	$23.61	$24.00	$23.05	$22.55	$22.34
ASC 320 effect on book value per common share	$(0.67)	$(0.87)	$(1.06)	$(1.15)	$0.03
Common shares outstanding, net of treasury stock	29,946,069	26,701,226	26,674,121	26,119,929	24,681,380
Tangible common equity ratio (non-GAAP)(2)	7.46%	7.97%	7.50%	7.28%	6.85%

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(3)
Common stockholders' equity (GAAP)	$980,746	$805,032	$780,374	$739,559	$703,031
Less goodwill	236,615	141,461	141,461	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	37,028	22,850	24,068	22,775	23,922
Tangible common stockholders' equity (non-GAAP)	$707,103	$640,721	$614,845	$589,085	$551,410

Common shares outstanding, net of treasury stock	29,946,069	26,701,226	26,674,121	26,119,929	24,681,380
Common stockholders' equity (book value) per share (GAAP)	$32.75	$30.15	$29.26	$28.31	$28.48
Tangible book value per common share (non-GAAP)	$23.61	$24.00	$23.05	$22.55	$22.34

Reconciliation of Tangible Common Equity Ratio (non-GAAP)(4)
Total assets (GAAP)	$9,755,627	$8,204,721	$8,361,845	$8,247,079	$8,202,215
Less goodwill	236,615	141,461	141,461	127,699	127,699
Less core deposit intangibles and customer relationship intangibles, net	37,028	22,850	24,068	22,775	23,922
Total tangible assets (non-GAAP)	$9,481,984	$8,040,410	$8,196,316	$8,096,605	$8,050,594
Tangible common equity ratio (non-GAAP)	7.46%	7.97%	7.50%	7.28%	6.85%

Loan Data
Loans held to maturity:
Commercial and commercial real estate	$4,777,856	$3,803,011	$3,849,748	$3,825,847	$3,900,612
Residential mortgage	635,611	596,385	604,902	617,924	625,965
Agricultural and agricultural real estate	511,764	495,243	481,125	489,318	489,387
Consumer	450,088	431,052	427,962	420,613	425,582
Unearned discount and deferred loan fees	(1,904)	(609)	(2,133)	(1,983)	(2,831)
Total loans held to maturity	$6,373,415	$5,325,082	$5,361,604	$5,351,719	$5,438,715

Other Selected Trend Information
Effective tax rate	28.74%	26.85%	23.49%	30.38%	29.02%
Full time equivalent employees	2,024	1,862	1,896	1,864	1,846
Total residential mortgage loan applications	$271,476	$308,113	$248,614	$304,018	$445,107
Residential mortgage loans originated	$198,911	$216,637	$161,851	$278,065	$324,337
Residential mortgage loans sold	$188,501	$180,296	$172,521	$269,333	$315,917
Residential mortgage loan servicing portfolio	$3,557,866	$4,340,243	$4,338,311	$4,308,580	$4,259,459

(1) Refer to the "Reconciliation of Tangible Book Value Per Common Share (non-GAAP)" table.
(2) Refer to the "Reconciliation of Tangible Common Equity Ratio (non-GAAP)" table.
(3) Tangible book value per common share is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(4) The tangible common equity ratio is total common stockholders' equity less goodwill and core deposit intangibles and customer relationship intangibles, net, divided by total assets less goodwill and core deposit intangibles and customer relationship intangibles, net. This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Allowance for Loan Losses
Balance, beginning of period	$54,051	$54,999	$54,324	$54,653	$51,756
Provision for loan losses	5,705	889	3,641	2,181	5,328
Charge-offs	(5,759)	(2,766)	(3,718)	(3,555)	(3,283)
Recoveries	888	929	752	1,045	852
Balance, end of period	$54,885	$54,051	$54,999	$54,324	$54,653

Asset Quality
Nonaccrual loans	$63,456	$65,393	$62,868	$64,299	$57,799
Loans past due ninety days or more as to interest or principal payments	2,348	698	872	86	105
Other real estate owned	13,226	9,269	11,188	9,744	10,740
Other repossessed assets	773	675	739	663	821
Total nonperforming assets	$79,803	$76,035	$75,667	$74,792	$69,465

Performing troubled debt restructured loans	$10,040	$11,157	$11,010	$10,380	$10,281

Nonperforming Assets Activity
Balance, beginning of period	$76,035	$75,667	$74,792	$69,465	$68,620
Net loan charge offs	(4,871)	(1,837)	(2,966)	(2,510)	(2,431)
New nonperforming loans	9,117	13,700	14,819	23,035	10,884
Acquired nonperforming assets	7,991	—	—	—	—
Reduction of nonperforming loans(1)	(5,183)	(7,443)	(10,037)	(13,707)	(6,983)
OREO/Repossessed assets sales proceeds	(3,328)	(3,734)	(715)	(1,037)	(343)
OREO/Repossessed assets writedowns, net	(56)	(259)	(279)	(274)	(521)
Net activity at Citizens Finance Co.	98	(59)	53	(180)	239
Balance, end of period	$79,803	$76,035	$75,667	$74,792	$69,465

Asset Quality Ratios
Ratio of nonperforming loans to total loans	1.03%	1.24%	1.19%	1.20%	1.06%
Ratio of nonperforming assets to total assets	0.82%	0.93%	0.90%	0.91%	0.85%
Annualized ratio of net loan charge-offs to average loans	0.31%	0.14%	0.22%	0.18%	0.17%
Allowance for loan losses as a percent of loans	0.86%	1.02%	1.03%	1.02%	1.00%
Allowance for loan losses as a percent of nonperforming loans	83.41%	81.78%	86.29%	84.37%	94.39%
Loans delinquent 30-89 days as a percent of total loans	0.33%	0.38%	0.44%	0.37%	0.40%

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,667,076	$10,394	2.47%	$1,415,446	$7,917	2.23%
Nontaxable(1)	643,925	7,825	4.82	473,152	5,719	4.81
Total securities	2,311,001	18,219	3.13	1,888,598	13,636	2.87
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	164,809	558	1.34	7,026	6	0.34
Federal funds sold	18,874	34	0.71	1,409	1	0.28
Loans:(2)
Commercial and commercial real estate(1)	4,647,414	59,121	5.05	3,908,623	48,334	4.92
Residential mortgage	683,186	7,300	4.24	717,374	7,248	4.02
Agricultural and agricultural real estate(1)	504,970	6,175	4.85	486,008	5,719	4.68
Consumer	450,694	9,032	7.95	426,083	8,256	7.71
Fees on loans		2,464	—		1,708	—
Less: allowance for loan losses	(54,720)	—	—	(52,261)	—	—
Net loans	6,231,544	84,092	5.35	5,485,827	71,265	5.17
Total earning assets	8,726,228	102,903	4.68%	7,382,860	84,908	4.58%
Nonearning Assets	913,616			789,823
Total Assets	$9,639,844			$8,172,683
Interest Bearing Liabilities
Savings	$4,205,946	$3,162	0.30%	$3,697,426	$2,066	0.22%
Time, $100,000 and over	408,560	787	0.76	399,498	813	0.81
Other time deposits	573,178	1,124	0.78	570,445	1,122	0.78
Short-term borrowings	209,795	271	0.51	258,783	235	0.36
Other borrowings	300,234	3,790	5.01	298,020	3,770	5.03
Total interest bearing liabilities	5,697,713	9,134	0.64%	5,224,172	8,006	0.61%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,912,344			2,171,965
Accrued interest and other liabilities	74,338			84,142
Total noninterest bearing liabilities	2,986,682			2,256,107
Stockholders' Equity	955,449			692,404
Total Liabilities and Stockholders' Equity	$9,639,844			$8,172,683
Net interest income, fully tax-equivalent (non-GAAP)(1)		$93,769			$76,902
Net interest spread(1)			4.04%			3.97%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.26%			4.14%
Interest bearing liabilities to earning assets	65.29%			70.76%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$93,769			$76,902
Adjustments for tax-equivalent interest(1)		(3,925)			(3,221)
Net interest income (GAAP)		$89,844			$73,681

Average earning assets	$8,726,228			$7,382,860
Annualized net interest margin (GAAP)		4.08%			3.97%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.26%			4.14%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,545,091	$27,246	2.36%	$1,464,080	$24,604	2.24%
Nontaxable(1)	638,119	23,534	4.93	440,275	16,605	5.04
Total securities	2,183,210	50,780	3.11	1,904,355	41,209	2.89
Interest bearing deposits with the Federal Reserve Bank and other banks and other short-term investments	127,870	1,112	1.16	9,785	13	0.18
Federal funds sold	6,885	37	0.72	12,509	12	0.13
Loans:(2)
Commercial and commercial real estate(1)	4,097,967	151,946	4.96	3,840,060	141,977	4.94
Residential mortgage	654,488	20,492	4.19	751,694	23,133	4.11
Agricultural and agricultural real estate(1)	492,170	17,536	4.76	478,564	16,952	4.73
Consumer	434,995	25,374	7.80	422,869	24,452	7.72
Fees on loans		5,894	—		5,362	—
Less: allowance for loan losses	(54,775)	—	—	(50,980)	—	—
Net loans	5,624,845	221,242	5.26	5,442,207	211,876	5.20
Total earning assets	7,942,810	273,171	4.60%	7,368,856	253,110	4.59%
Nonearning Assets	797,893			767,636
Total Assets	$8,740,703			$8,136,492
Interest Bearing Liabilities
Savings	$3,976,403	$7,772	0.26%	$3,651,370	$5,988	0.22%
Time, $100,000 and over	369,595	2,239	0.81	439,609	2,417	0.73
Other time deposits	512,551	2,955	0.77	599,745	3,790	0.84
Short-term borrowings	199,503	498	0.33	314,367	1,083	0.46
Other borrowings	288,774	10,674	4.94	281,617	10,918	5.18
Total interest bearing liabilities	5,346,826	24,138	0.60%	5,286,708	24,196	0.61%
Noninterest Bearing Liabilities
Noninterest bearing deposits	2,494,850			2,084,379
Accrued interest and other liabilities	64,824			78,093
Total noninterest bearing liabilities	2,559,674			2,162,472
Stockholders' Equity	834,203			687,312
Total Liabilities and Stockholders' Equity	$8,740,703			$8,136,492
Net interest income, fully tax-equivalent (non-GAAP)(1)		$249,033			$228,914
Net interest spread(1)			4.00%			3.98%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(3)			4.19%			4.15%
Interest bearing liabilities to earning assets	67.32%			71.74%

Reconciliation of annualized net interest margin, fully tax-equivalent (non-GAAP)(3)
Net interest income, fully tax-equivalent (non-GAAP)		$249,033			$228,914
Adjustments for tax-equivalent interest(1)		(11,581)			(9,408)
Net interest income (GAAP)		$237,452			$219,506

Average earning assets	$7,942,810			$7,368,856
Annualized net interest margin (GAAP)		4.00%			3.98%
Annualized net interest margin, fully tax-equivalent (non-GAAP)		4.19%			4.15%

(1) Computed on a tax-equivalent basis using an effective tax rate of 35%.
(2) Nonaccrual loans are included in the average loans outstanding.
(3) Annualized net interest margin, fully tax-equivalent is a non-GAAP measure, which adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax exempt sources. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Total Assets
Citywide Banks(1)	$2,391,727	$817,859	$839,505	$901,782	$892,723
Dubuque Bank and Trust Company	1,479,647	1,441,655	1,436,038	1,497,775	1,448,796
New Mexico Bank & Trust	1,425,185	1,407,991	1,382,480	1,374,647	1,318,203
Wisconsin Bank & Trust	1,030,192	1,035,628	1,033,633	1,065,715	1,068,288
Premier Valley Bank	886,495	850,956	854,838	640,684	635,620
Illinois Bank & Trust	761,285	740,153	746,669	742,173	748,801
Morrill & Janes Bank and Trust Company	719,246	748,286	871,819	863,544	862,767
Arizona Bank & Trust	566,951	566,339	578,597	582,266	574,561
Rocky Mountain Bank	486,790	476,829	479,121	477,063	481,346
Minnesota Bank & Trust	217,246	216,957	213,789	229,114	238,745
Total Portfolio Loans
Citywide Banks(1)	$1,540,016	$558,573	$572,254	$609,760	$638,006
Dubuque Bank and Trust Company	868,370	884,640	903,617	905,242	906,347
New Mexico Bank & Trust	989,367	934,734	906,477	924,249	917,679
Wisconsin Bank & Trust	684,530	662,502	644,380	650,254	711,714
Premier Valley Bank	458,443	447,148	440,406	348,879	354,610
Illinois Bank & Trust	462,150	447,887	469,105	473,008	469,236
Morrill & Janes Bank and Trust Company	468,197	515,896	546,123	548,544	538,666
Arizona Bank & Trust	401,516	377,358	384,028	384,706	385,926
Rocky Mountain Bank	338,305	335,173	330,921	347,839	357,346
Minnesota Bank & Trust	142,650	144,112	142,736	144,098	139,581
Total Deposits
Citywide Banks(1)	$1,924,605	$682,872	$712,377	$733,449	$767,128
Dubuque Bank and Trust Company	1,139,512	1,178,368	1,212,899	1,231,016	1,182,947
New Mexico Bank & Trust	1,221,134	1,190,758	1,184,675	1,091,436	1,101,550
Wisconsin Bank & Trust	852,489	874,845	868,033	899,676	889,957
Premier Valley Bank	714,605	681,298	708,226	510,142	520,814
Illinois Bank & Trust	691,680	669,532	641,750	636,419	671,104
Morrill & Janes Bank and Trust Company	605,390	627,857	721,075	738,036	676,176
Arizona Bank & Trust	500,270	493,419	501,111	477,213	493,331
Rocky Mountain Bank	426,405	416,436	420,067	414,344	420,581
Minnesota Bank & Trust	189,749	193,365	189,324	194,368	214,651
Net Income
Citywide Banks(1)	$4,541	$746	$1,366	$1,572	$925
Dubuque Bank and Trust Company	703	3,477	2,056	806	5,112
New Mexico Bank & Trust	4,972	5,855	4,419	4,061	3,824
Wisconsin Bank & Trust	3,368	3,448	1,968	2,970	3,368
Premier Valley Bank	2,907	2,573	1,306	2,969	1,804
Illinois Bank & Trust	2,286	1,984	1,991	1,917	2,179
Morrill & Janes Bank and Trust Company	1,760	2,210	2,227	2,519	1,707
Arizona Bank & Trust	1,451	1,073	1,486	1,305	2,034
Rocky Mountain Bank	1,631	1,732	1,521	1,229	1,456
Minnesota Bank & Trust	791	563	591	888	675

(1) Formerly known as Centennial Bank and Trust.